UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2011

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AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2738

Registrant’s telephone number, including area code

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Effective December 22, 2011, As Seen On TV, Inc. (the "Company") expanded its board of directors to four members by written consent of the board of directors.  In accordance with the Company’s bylaws, Greg D. Adams was appointed by a unanimous written consent of the members of the Company’s board of directors, to fill the newly created vacancy.  Mr. Adams shall serve on the board of directors and shall hold office until the next election of directors by stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Mr. Adams, age 50, has served as chief operating officer of Green Earth Technologies, Inc. (“Green Earth”) since September 2010, and chief financial officer and secretary of Green Earth since March 2008.  Green Earth markets, sells and distributes branded, environmentally-friendly, bio-based performance and cleaning products to the automotive aftermarket, outdoor power equipment and marine markets. Green Earth’s common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) under symbol “GETG”.  From 1999 to 2008, he served as chief financial officer, chief operating officer and director of EDGAR Online Inc., a provider of business information.  From 1994 to 1999, he was also chief financial officer and senior vice president, finance of PRT Group Inc., a technology solutions company and the Blenheim Group Plc., U.S. Division, a conference management company.  Mr. Adams began his career in 1983 at KPMG in the audit advisory practice where he worked for 11 years.  Mr. Adams is a Certified Public Accountant, a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants, and served as vice chairman of Financial Executives International’s committee on finance and information technology.  He received a B.B.A. degree in Accounting from the College of William & Mary.

Pursuant to an independent director agreement, the Company has agreed to pay Mr. Adams an annual fee of $18,000 for serving on the board of directors.  In addition, the Company has issued Mr. Adams options to purchase up to 25,000 shares of the Company’s common stock, exercisable at $1.00 per share and exercisable for a term of five years.  Options to purchase 12,500 shares of common stock vest on December 22, 2012, and options to purchase 12,500 shares vest on December 22, 2013.  The options are issued pursuant and subject to the Company’s equity incentive plan.

A copy of the independent director agreement is incorporated herein by reference and is filed as an Exhibit to this Form 8-K. The description of the transactions contemplated by the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Independent Director Agreement effective December 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ STEVEN ROGAI
Name:	Steven Rogai
Title:	Chief Executive Officer and President

Dated: December 27, 2011

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